EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Stater Bros. Holdings Inc. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

•	the Quarterly Report of the Company on Form 10-Q for the period ended June 29, 2003 fully complies with the requirements of Section 13(a) and 15(b) of the Securities Exchange Act of 1934; and

•	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:  August 13, 2003

/s/ Jack H. Brown

Jack H. Brown
Chairman, President, and
Chief Executive Officer
(Principal Executive Officer)
August  13, 2003

/s/ Phillip J. Smith

Phillip J. Smith
Senior Vice President, and
Chief Financial Officer
(Principal Financial Officer)
August  13, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Stater Bros. Holdings Inc. and will be retained by Stater Bros. Holdings Inc. and furnished to the Security and Exchange Commission or its staff upon request.